UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2008 (April 30, 2008)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
          On April 30, 2008, the Board of Directors of Genesco Inc. (the “Company”) declared a dividend on its common stock in order to distribute 6,518,971 shares of Class A Common Stock of The Finish Line, Inc. (“Finish Line”) that the Company was issued in March 2008 pursuant to an agreement with Finish Line and UBS Securities LLC and UBS Loan Finance LLC (collectively, “UBS”) to terminate the Company’s merger agreement with Finish Line and settle all related litigation among Finish Line, the Company and UBS. All holders of Company common stock as of May 30, 2008 will be entitled to receive a pro rata portion of the Finish Line shares, with cash to be received in lieu of any fractional shares. The distribution of the Finish Line shares is currently expected to occur on June 13, 2008.
          A press release announcing the dividend is attached hereto as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
          The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated April 30, 2008

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: May 1, 2008	By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Senior Vice President, Secretary
and General Counsel

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated April 30, 2008